Exhibit 10.16

                                SENIOR EXECUTIVE
                               SEVERANCE AGREEMENT
                              -------------------

     THIS SEVERANCE AGREEMENT (the "Agreement") is made as of December 21, 1998 between BUSINESS TELECOM, INC., a North Carolina corporation (the "Company"), and __________ ("Employee").

                                    Recitals

A. Employee is employed by the Company as an executive officer, and as such, the Company recognizes the valuable services performed by Employee for the Company and wishes to encourage his continued employment.

B. Employee desires to be assured that he or his family will be entitled to a certain amount of compensation and benefits for some definite period of time upon the occurrence of various events.

C. The parties desire to enter into this agreement to provide the terms and conditions upon which the Company will pay severance benefits to Employee or his family upon the occurrence of various events.

                             Statement of Agreement


     In consideration of the foregoing and the promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions. Whenever used in this Agreement, the following terms shall have the meanings respectively assigned to them in this Section 1:

     (a) "BTI Telecom" shall mean BTI Telecom Corp., a North Carolina corporation.

     (b) "Cause" shall mean the occurrence of any one or more of the following events:

          (i) Falsification of Company and/or BTI Telecom documents and records, including, without limitation, financial/revenue reports of all types, employment applications, time sheets, or sales agreements;

          (ii) Revealing proprietary Company or BTI Telecom information or customer account information to unauthorized Company or non-Company personnel, except as may otherwise be required by law;

          (iii) Reporting to work under the influence of any controlled substance, or the use of any controlled substance on Company property, except for alcohol provided by or on behalf of the Company at Company-sponsored events;

          (iv) Misuse, misappropriation or unauthorized removal of Company property or the property of any Company personnel; or

          (v) The making of a bona fide charge of discrimination or sexual harassment by another employee of the Company or by an attendee while at a Company-sponsored event or at any event at which Employee served as a representative of the Company.

     (c) "Change in Control of BTI Telecom" shall mean the occurrence of one of the following events: (i) the date Mr. Loftin is no longer the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities of BTI Telecom representing at least 50% of the combined voting power of BTI Telecom's then outstanding securities if, but only if, such date is prior to the date upon which the Company registers its equity securities under the 1933 Securities Act; (ii) the date Mr. Loftin is no longer the chairman of the board of BTI Telecom; or (iii) the closing date with respect to the sale of the Company to a third party, whether such sale is structured as an asset, stock, merger, or other similar type of transaction.

     (d)  "Mr. Loftin" shall mean Peter T. Loftin.

     (e) "Separation Event" shall mean the termination of Employee's employment with the Company for any reason within three (3) years after the date of a Change in Control of BTI Telecom (the "Termination Period").

     Other terms used in this Agreement are defined in other provisions of this Agreement and shall have the respective meanings given such terms in those provisions.

2. Employment. Employee shall, so long as he remains in the active employment of the Company, devote his full business time, attention, energy and skill to the Company's business and not actively engage, either directly or indirectly, in any business or other activity which is or may be deemed in any way competitive with or adverse to the best interest of the Company's business.

3. Severance Benefits. In consideration of Employee remaining an employee of the Company, if there is a Separation Event, then Employee shall receive the following:

     (a) Severance pay in an amount equal to three (3) times the sum of the following received by Employee in the most recent full calendar year prior to the date of the Separation Event (except for commissions, which shall be calculated in the manner set forth below):

          (i)    annual base salary, plus

          (ii)   all cash bonuses, plus

          (iii) the average of all commissions received by Employee in the most recent full two (2) calendar years prior to the date of the Separation Event; less

          (iv)   all applicable withholding taxes and deductions.

          Such foregoing sum shall be payable over the three (3) year period following the date of the Separation Event in accordance with the Company's general policies for the payment of compensation to its personnel.

     (b) Fringe benefits and perquisites provided by the Company to Employee immediately prior to the date of the Separation Event until the earlier of three (3) years from the date of the Separation Event or the date any such fringe benefit or perquisite is provided by another employer to Employee; provided, however, that Employee shall have no right to participate in any pension, profit sharing, 401(k), or similar plan offered by the Company.

     (c) The continued use of the Company vehicle then used by the Employee in his employment until the earlier of twelve (12) months from the date of the Separation Event or the date another vehicle is provided by another employer to the Employee (the "Vehicle Period"). During the Vehicle Period, the Company shall be responsible for all

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
          applicable insurance, personal property tax and all repairs and maintenance required to maintain such vehicle in proper working order and condition (ordinary wear and tear excepted).

     (d) The payment or reimbursement of all reasonable expenses incurred by Employee for executive out-placement services for no more than a twelve (12) month period from the date of the Separation Event; provided, however, that the Company's obligation of payment or reimbursement of such expenses is limited to Ten Thousand Dollars ($10,000.00).

          In the event the Separation Event is the death of Employee or in the event of Employee's death prior to the expiration of the three (3) year payment period set forth in Subsection 3(a), above, the Company shall make or continue to make, as the case may be, the payments set forth in Subsection 3(a), above, during the three (3) year payment period or the remainder of the three (3) year payment period, as the case may be, to Employee's beneficiary designated by Employee on Exhibit A, which is attached hereto and incorporated herein by reference. If Employee fails to designate any such beneficiary, the payments shall be made to Employee's surviving spouse, or if no surviving spouse, then to Employee's estate.

4. Other Termination of Employment. If Employee terminates his employment with the Company at any time other than during the Termination Period or the Company terminates the Employee at any time for Cause, no benefits shall become due and payable under Section 3, above, and this Agreement shall be considered terminated with respect to Employee.

5. Corporate Assets. No provision in this Agreement, or any action taken pursuant to its provisions by either party, shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Company and the Employee, his designated beneficiary, other beneficiaries of Employee, or any other person. The payments to Employee, his designated beneficiary, or any other beneficiary shall be made from assets which shall continue to be a part of the general assets of the Company. No person shall have, by virtue of the provisions of this Agreement, any interest in the Company's assets. To the extent that any person acquires a right to receive payments or benefits from the Company under this Agreement, the right shall be no greater than the right of any unsecured general creditor of the Company.

6. No-Employment Contract. Nothing contained in this Agreement shall be construed as a contract of employment for any term of years, nor as conferring upon Employee the right to continue as an employee of the Company in any capacity. It is understood by the parties that this Agreement relates exclusively to severance benefits payable after termination of Employee's employment with the Company, and is not intended to be an employment contract.

7. Employee's Capacity. Employee represents and warrants to the Company that he has the capacity and right to enter into this Agreement without any restriction whatsoever by any other agreement, other document or otherwise.

8. Complete Agreement. This document contains the entire agreement between the parties regarding severance arrangements and supersedes any prior discussions, negotiations, representations, or agreements between them relating to severance arrangements for Employee. No additions or other changes to this Agreement shall be made or be binding on either party unless made in writing and signed by each party to this Agreement.

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
9. Notices. All notices and other communications under this Agreement to any party shall be in writing and shall be deemed given when delivered personally, via facsimile (which is confirmed) to that party at the telecopy number for that party set forth below, mailed by certified mail (return receipt requested) to that party at the address for that party set forth below (or at such other address for such party as such party shall have specified in notice to the other party), or delivered to Federal Express, UPS, or any similar express delivery service for delivery to that party at that address:

     (a)  If to the Company:

          Business Telecom, Inc.
          4300 Six Forks Road
          Raleigh, North Carolina  27609
          Attention:  Anthony M. Copeland, Secretary
          Facsimile No.: (919) 863-7098

     (b)  If to the Employee:

          ___________________________________
          ___________________________________
          ___________________________________
          Facsimile No.:  (___) _____-_______

10. Governing Law. All questions concerning the validity, intention, or meaning of this Agreement or relating to the rights or obligations of the parties with respect to performance hereunder shall be construed and resolved under the laws of North Carolina.

11. Severability. The intention of the parties to this Agreement is to comply fully with all laws and public policies, and this Agreement shall be construed consistently with all laws and public policies to the extent possible. If and to the extent that any court of competent jurisdiction determines that it is impossible or violative of any legal prohibition to construe any provision of this Agreement consistently with any law, legal prohibition, or public policy and consequently holds that provision to be invalid or prohibited, that shall in no way affect the validity of the other provisions of this Agreement which shall remain in full force and effect.

12. Nonwaiver. No failure by any party to insist upon strict compliance with any term of this Agreement, to exercise any option, enforce any right, or seek any remedy upon any default of any other party shall affect, or constitute a waiver of, the first party's right to insist upon such strict compliance, exercise that option, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default; nor shall any custom or practice of the parties at variance with any provision of this Agreement affect or constitute a waiver of, any party's right to demand strict compliance with all provisions of this Agreement.

13. Captions. The captions of the various sections of this Agreement are not part of the context of this Agreement, but are only labels to assist in locating those sections, and shall be ignored in construing this Agreement.

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
14. Successors. This Agreement shall be personal to Employee and no rights or obligations of Employee under this Agreement may be assigned by him. Except as described in the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective heirs, legal representatives, successors, and assigns of each party to this Agreement.


                                        BUSINESS TELECOM, INC.

                                        By:/s/ Peter T. Loftin, Chairman
                                           -----------------------------
                                           Peter T. Loftin, Chairman





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
EXHIBIT A

DESIGNATION OF BENEFICIARY
--------------------------

     I,_____________, hereby designate the following individual or individuals as my beneficiary(ies) to receive payments in the event of my death in the following percentages (which must total 100%) in accordance with Section 3 of the Severance Agreement to which this Exhibit A is attached:

                    Beneficiary(ies)                 Percentage of Payment
                    ----------------                 ---------------------

(1) Name:           ______________________                    ______%
    Address:        ______________________
                    ______________________
                    ______________________
    SS No.:         ______________________
    Telephone:      (_____)_______-_______


(2) Name:           ______________________                    ______%
    Address:        ______________________
                    ______________________
                    ______________________
    SS No.:         ______________________
    Telephone:      (_____)______-________


(3) Name:           ______________________                    ______%
    Address:        ______________________
                    ______________________
                    ______________________
    SS No.:         ______________________
    Telephone:      (_____)_____-_________


(4) Name:           ______________________                    ______%
    Address:        ______________________
                    ______________________
                    ______________________
    SS No.:         ______________________
    Telephone:      (_____)____-__________


                                        ____________________________
                                        (signature)

                                        ____________________________
                                        (print name)

                                        ____________________________
                                        (date)



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